Exhibit 99.1

VORTEX ANNOUNCES REPURCHASE PROGRAM

Los Angeles, California - November 20, 2008 - Vortex Resources Corp. ("Vortex”, OTCBB: VTEX) announced that it is unaware of any reason for the unusual trading activity today in its common stock.  Specifically, Vortex is not aware of any development specific to the business or prospects of Vortex that would explain this unusual activity.  It is Vortex’s policy to release press releases on all material events.  Accordingly, Vortex hereby announces that it is adopting a share repurchase program in light of the depressed value of Vortex’s market price.

The Company's Board of Directors designated a program to repurchase, from time to time, at management's discretion, up to 10,000,000 shares of the Company's common stock in the open market and continuing through December 31, 2009 at prevailing market prices. Repurchases will be made under the program using our own cash resources and will be in accordance with Rule 10b-18 under the Securities Exchange Act of 1934 and other applicable laws, rules and regulations. National Financial Services will acts as agent for our stock repurchase program.

About Vortex Resources Corp.

Vortex Resources Corp. is an emerging natural resources company with current operations in West Texas. The Company's focus is on the acquisition, exploration, development and production of oil, natural gas and minerals. The Company's objective is to find, acquire and develop natural resources at the lowest cost possible and recycle its cash flows into new projects yielding the highest returns with controlled risk.

This press release contains forward-looking statements that involve risks and uncertainties. The statements in this release are forward-looking statements that are made pursuant to safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual results, events and performance could vary materially from those contemplated by these forward-looking statements. These statements involve known and unknown risks and uncertainties, which may make the Company's actual results in future periods to differ materially from results expressed or implied by forward-looking statements. You should independently investigate and fully understand all risks before making investment decisions.

For more information please visit: http://www.vortexrc.com/

Investor Relations:
Taylor Capitol, Inc.
Stephen Taylor, 973-351-3868
STEPHTAYL9@AOL.COM